EXHIBIT 23.1

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As the independent accountants for Southern Medical Mart, Inc., we hereby consent to the incorporation of our report dated August 8, 1996, (October 24, 1996, as to Notes 12 and 13) on our audit of the financial statements of Southern Medical Mart, Inc. at and for the year ended December 31, 1995, included in this Form 8-K. We also consent to the incorporation of such report into the HealthCor Holdings, Inc. previously filed Form S-8 Registration Statement File No.
333-10967.

Kushner, LaGraize & Moore, L.L.P.

Metairie, Louisiana
October 24, 1996